UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2013

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-168016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

802 Main Street, West Point, Virginia		23181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective October 1, 2013, C&F Financial Corporation, a Virginia corporation (“C&F”), completed its previously announced acquisition (the “Merger”) of Central Virginia Bankshares, Inc., a Virginia corporation (“CVBK”), and its wholly owned subsidiary Central Virginia Bank, a Virginia chartered bank (“CVB”), pursuant to the Agreement and Plan of Merger, dated as of June 10, 2013 by and among C&F, its wholly owned subsidiary Special Purpose Sub, Inc. (“Merger Sub”) and CVBK (the “Merger Agreement”). At the effective time of the Merger, Merger Sub was merged with and into CVBK, with CVBK surviving the Merger as a wholly owned subsidiary of C&F and bank holding company for CVB.

In accordance with the Merger Agreement, at the effective time of the Merger, each share of CVBK common stock outstanding immediately prior to the Merger (other than shares of restricted stock that did not vest in connection with the Merger and shares as to which the holders perfected appraisal rights) was converted into the right to receive $0.32 in cash without interest (the “Merger Consideration”). Each outstanding option to purchase shares of common stock under CVBK’s stock plans had an exercise price in excess of the per share Merger Consideration and therefore was cancelled at the effective time of the Merger. Each restricted share of CVBK common stock outstanding under CVBK’s stock plans that did not fully vest in connection with the Merger due to applicable law, rule or regulation was cancelled at the effective time of the Merger.

In connection with the Merger, with a payment of approximately $711,450 to the indenture trustee, C&F also brought current the interest payments CVBK had been deferring on its $5 million outstanding trust preferred securities, including funding the next interest payment due on December 31, 2013.

Also in connection with the Merger, C&F purchased CVBK’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and warrant to purchase 263,542 shares of CVBK common stock that were issued to the United States Department of the Treasury (“Treasury”) in connection with CVBK’s participation in the Troubled Asset Relief Program Capital Purchase Program, for a total purchase price of $3.35 million, including accumulated and unpaid dividends through the date of purchase (the “TARP Purchase”).

The foregoing description of the Merger, Merger Agreement and TARP Purchase does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the C&F’s Current Report on Form 8-K filed on June 14, 2013, the Securities Purchase Agreement among Treasury, C&F and CVBK, dated as of July 17, 2013, as amended by Amendment No. 1 to Securities Purchase Agreement dated as of September 13, 2013, which was filed as Exhibit 10.31 to the C&F’s Current Report on Form 8-K filed on July 22, 2013 and is filed as Exhibit 10.32 to this report, respectively, all of which are incorporated herein by reference.

On October 1, 2013, C&F issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report must be filed.

(d)	Exhibits

2.1

Agreement and Plan of Merger dated as of June 10, 2013 by and among C&F Financial Corporation, Special Purpose Sub, Inc. and Central Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed June 14, 2013).

10.31

Securities Purchase Agreement dated as of July 17, 2013 by and among the United States Department of the Treasury, Central Virginia Bankshares, Inc. and C&F Financial Corporation (incorporated by reference to Exhibit 10.31 to Current Report on Form 8-K filed July 22, 2013).

10.32

Amendment No. 1 to Securities Purchase Agreement dated as of September 13, 2013 by and among the United States Department of the Treasury, Central Virginia Bankshares, Inc. and C&F Financial Corporation.

99.1	Press Release dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION (REGISTRANT)

Date: October 2, 2013	By:	/s/Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

Exhibit Index

2.1

Agreement and Plan of Merger dated as of June 10, 2013 by and among C&F Financial Corporation, Special Purpose Sub, Inc. and Central Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed June 14, 2013).

10.31

Securities Purchase Agreement dated as of July 17, 2013 by and among the United States Department of the Treasury, Central Virginia Bankshares, Inc. and C&F Financial Corporation (incorporated by reference to Exhibit 10.31 to Current Report on Form 8-K filed July 22, 2013).

10.32

Amendment No. 1 to Securities Purchase Agreement dated as of September 13, 2013 by and among the United States Department of the Treasury, Central Virginia Bankshares, Inc. and C&F Financial Corporation.

99.1	Press Release dated October 1, 2013.

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